                                                                      EXHIBIT 99

                 FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK

                                     INDEX

                                                                                          Page
                                                                                          ----
Financial Statements

Consolidated Statements of Financial Condition (Unaudited) as of September 30, 1994
and December 31, 1993..................................................................     1

Consolidated Statements of Operations (Unaudited) for the quarters and the nine months
ended September 30, 1994 and 1993......................................................     2

Consolidated Statements of Cash Flows (Unaudited) for the quarters and the nine months
ended Steptember 30, 1994 and 1993.....................................................     3

Notes to Consolidated Financial Statements.............................................     5


                        PART I. FINANCIAL INFORMATION


ITEM 1. FINANCIAL STATEMENTS

        FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
               (Dollars in thousands, except per share amounts)

                                                                                             September 30,    December 31,
                                                                                                 1994             1993
                                                                                             ------------     -----------
                                                                                                     (Unaudited)
Assets:
 Cash federal funds sold.................................................................    $    70,780      $   142,853
 Investment securities available for sale (September 30, 1994 at fair value; December 31,
  1993 at amortized cost, fair value $92,512).............................................        69,573      $    92,259
 Investment securities held to maturity...................................................        25,000               --
 Mortgage-backed securities available for sale (September 30, 1994 at fair value; December
  31, 1993 at amortized cost, fair value $91,298).........................................        41,111           91,108
 Loans and real estate held for bulk sale ................................................        36,721               --
 Loans held for sale, at lower of cost of market..........................................       295,398          367,688
 Loans receivable, net of allowances of $51,551 and $83,832 at September 30, 1994 and
  December 31, 1993, respectively.........................................................     3,012,427        3,344,363
 Interest receivable......................................................................         7,841           23,049
 Investment in FHLB and FRB stock.........................................................        46,385           52,151
 Owned real estate, net...................................................................        15,095          153,307
 Premises and equipment, net..............................................................        50,768           49,226
 Intangible assets, net...................................................................           809            2,098
 Other assets.............................................................................        28,540           65,877
                                                                                             -----------      -----------
                                                                                             $ 3,700,448      $ 4,383,979
                                                                                             -----------      -----------
Liabilities and Stockholders' Equity:
 Liabilities:
  Deposits..............................................................................     $ 2,653,414      $ 3,368,664
  FHLB Advances.........................................................................         342,700          326,400
  Commercial paper......................................................................         400,000          304,000
  Mortgage-backed notes.................................................................         100,000          100,000
  Other borrowings......................................................................              --            3,830
  Deferred tax liabilities..............................................................              --           14,789
  Other liabilities.....................................................................          29,542           24,012
  Subordinated notes....................................................................              --           60,000
                                                                                            ------------      -----------
                                                                                             $ 3,525,656      $ 4,201,695
                                                                                            ------------      -----------
Stockholders' equity:
 Serial preferred stock, par value $.01 per share; authorized, 5,000,000 shares; no
  shares outstanding                                                                                  --
 Common Stock:Class A Common stock, par value $.01 per share; 73,000,000 shares authorized;  19,860,474 shares outstanding at September 30, 1994 and no shares
  outstanding at December 31, 1993.......................................................            199
 Class B Common stock, par value $.01 per share; 14,000,000 shares authorized; 4,202,243 shares outstanding at September 30, 1994 and 4,202,243 (as reclassified) shares
  outstanding at December 31, 1993.......................................................             42
 Class C Common stock, par value $.01 per share;
  3,000,000 shares authorized;  1,907,143 shares outstanding at September 30, 1994
  and no shares outstanding at December 31, 1993.........................................             19
 Paid-in capital.........................................................................        179,431           70,647
 Unrealized loss on securities available for sale........................................         (2,885)
 Retained (deficit) earnings ............................................................         (2,014)         111,595
                                                                                             -----------      -----------
                                                                                             $   174,792      $   182,284
                                                                                             -----------      -----------
                                                                                             $ 3,700,448      $ 4,383,979
                                                                                             ===========      ===========

                                         See notes to consolidated financial statements.


        FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF OPERATIONS
               (Dollars in thousands, except per share amounts)

                                                                                 Quarter ended             Nine months ended
                                                                                 September 30,                September 30,
                                                                          --------------------------   --------------------------
                                                                              1994          1993           1994          1993
                                                                          ------------  ------------   ------------  ------------
                                                                                                (Unaudited)
Interest Income:
 Loans...............................................................     $     53,911  $      64,915  $    171,473  $    206,916
 Mortgage-backed securities..........................................              537          2,337         2,315         8,511
 Investment securities and other.....................................            2,952          1,846         8,296         5,449
                                                                          ------------  -------------  ------------  ------------
   Total interest income.............................................           57,400         69,098       182,084       220,876
                                                                          ------------  -------------  ------------  ------------
Interest Expense:
 Deposits............................................................           27,038         30,821        81,520        95,393
 FHLB Advances.......................................................            5,144          3,771        12,564        13,729
 Other borrowings....................................................            6,365          7,347        17,572        25,356
 Subordinated notes..................................................              643          1,843         4,329         5,529
                                                                          ------------  -------------  ------------  ------------
   Total interest expense............................................           39,190         43,782       115,985       140,007
                                                                          ------------  -------------  ------------  ------------
Net Interest Income..................................................           18,210         25,316        66,099        80,869
 Provision for estimated loan losses.................................            3,000         19,500        43,612        41,500
                                                                          ------------  -------------  ------------  ------------
Net Interest Income after Provision for Estimated Loan Losses........           15,210          5,816        22,487        39,369
                                                                          ------------  -------------  ------------  ------------
Noninterest Income (Expense):
 Loan fee income......................................................           1,235          1,400         3,128         4,381
 Gains (losses) on loans held for sale, net...........................             566            (34)       (3,766)          586
 Fee income from investment products..................................           1,110             --         2,551            --
 Fee income on deposits and other income..............................             970            777         3,204         2,760
                                                                          ------------  -------------  ------------  ------------
                                                                                 3,881          2,143         5,117         7,727
                                                                          ------------  -------------  ------------  ------------

 Provision for estimated real estate losses...........................          (1,459)        (4,000)       (7,826)      (21,000)
 Direct costs of real estate operations, net..........................          (3,007)        (6,433)       (8,191)      (14,128)
                                                                          ------------  -------------  ------------  ------------
                                                                                (4,466)       (10,433)      (16,017)      (35,128)
 Gains (losses) on sales of securities, net...........................            (681)           934          (933)        4,423
                                                                          ------------  -------------  ------------  ------------
 Gain on sale of branches.............................................           5,048             --         5,048            --
                                                                          ------------  -------------  ------------  ------------
 Provision for estimated loss on assets held for bulk sale............          (2,500)            --       (59,018)           --
                                                                          ------------  -------------  ------------  ------------
    Total noninterest income (expense)................................           1,282         (7,356)      (65,803)      (22,978)
                                                                          ------------  -------------  ------------  ------------
Operating Expense:
 Personnel and benefits...............................................          11,257         11,053        35,527        31,993
 Occupancy............................................................           3,461          3,297        10,656         9,376
 FDIC insurance.......................................................           2,297          2,428         7,261         6,201
 Professional services................................................           2,664          2,229         8,090         5,908
 Office-related expenses..............................................           1,782          1,689         5,061         4,379
 Marketing............................................................             232            772         1,822         2,068
 General insurance....................................................             435            339         1,231           994
 Bank clearing charges................................................             531            452         1,661         1,402
 Restructuring and Recapitalization charges and expenses..............           1,296             --        14,146            --
 Other general and administrative.....................................             769           (140)          895            80
                                                                          ------------  -------------  ------------  ------------
      Total operating expense.........................................          24,724         22,119        86,350        62,401
                                                                          ------------  -------------  ------------  ------------
Loss Before Income Taxes..............................................          (8,232)       (23,659)     (129,666)      (46,010)
 Income tax benefit...................................................              --         (9,302)      (16,057)      (17,125)
                                                                          ------------  -------------  ------------  ------------
Net Loss..............................................................    $     (8,232) $     (14,357) $   (113,609) $    (28,885)
                                                                          ============  =============  ============  ============
Net Loss Per Common Share.............................................    $       0.46  $       (3.42) $     (12.87) $      (6.87)
                                                                          ============   ============  ============  ============
Weighted Average Common Shares Outstanding............................      17,925,306      4,202,243     8,826,865     4,202,243
                                                                          ============   ============   ===========  ============


                See notes to consolidated financial statements.


         FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                          QUARTER ENDED                 NINE MONTHS ENDED
                                                                          SEPTEMBER 30,                   SEPTEMBER 30,
                                                                -----------------------------      ----------------------------
                                                                      1994           1993              1994          1993
                                                                --------------   -------------     -------------   ------------
                                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................    $    (8,232)    $   (14,357)      $ (113,609)     $  (28,885)
  Adjustments to reconcile net loss to net cash (used in)
    provided by operating activities:
     Provisions for estimated loan and real estate losses.....        4,459          23,500           51,438          62,500
     Provision for loss on assets held for bulk sale..........        2,500              --           59,018              --
     Gain on sale of branches.................................       (5,048)             --           (5,048)             --
     Losses (gains) on sale of loans and securities...........          115            (896)           4,713          (5,005)
     Capitalized loan origination costs.......................          149            (587)            (259)         (1,310)
     Amortization of deferred loan items,  net................          274            (219)            (191)           (876)
     Purchases of securities held for trading.................           --         (85,238)              --         (85,238)
     Proceeds from sales of securities held for trading.......           --          85,181               --          85,181
     Originations of loans held for sale......................      (65,375)        (41,455)        (105,867)        (84,315)
     Purchases of loans held for sale.........................      (78,705)             --          (91,534)             --
     Proceeds from sales of loans held for  sale..............       56,362          45,914          278,409          72,738
     FHLB stock dividend......................................         (623)            510           (1,973)          1,139
     Depreciation and amortization............................        1,631           2,305            5,055           6,769
     Decrease in interest receivable, net.....................       16,528           1,562           15,209           4,810
     Decrease (increase) in other assets, net.................        5,269          (8,662)          46,506          (5,720)
     Decrease in deferred income tax benefit..................           --          (3,841)         (13,699)         (4,316)
     Increase in interest payable.............................        3,876           2,484              679             731
     Increase (decrease) in other  liabilities, net...........        3,569          (2,912)           1,624         (18,830)
     Other items..............................................          500            (287)             946            (628)
                                                                -----------      ----------        ---------       ---------
       Net cash (used in) provided by operating activities....      (62,751)          3,002          131,417          (1,255)
                                                                -----------      ----------        ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of investment securities available for sale.......      (18,958)       (120,537)         (24,032)       (196,959)
  Maturities of investment securities  available for sale.....           --         115,619               --         150,619
  Proceeds from sales of investment  securities
    available for sale........................................       18,988          24,969           18,988          51,877
  Purchases of investment securities  held to maturity........           --         (71,287)              --         (96,280)
  Maturities of investment securities  held to maturity.......           --          56,400               --          86,400
  Purchases of mortgage-backed securities ("MBS")
    available for sale........................................           --         (74,438)         (54,812)       (129,795)
  Principal repayments of MBS.................................        2,597          29,446           10,229          36,179
  Proceeds from sales of MBS available for sale...............       43,550         107,359          137,102         205,588
  Purchases of MBS held to maturity...........................           --              --               --           5,537
  Proceeds from sales of assets held for bulk sales...........      337,901              --          337,901              --
  (Increase) decrease in loans receivable, net................      (74,598)         48,241         (153,147)        131,060
  Net dispositions (additions) of real estate investments.....       11,682            (369)          11,161           2,840
  Proceeds from sales of real estate owned....................       61,689          12,921           73,783          30,705
  Purchase of Gateway Investment Services , net...............          523              --              523              --
  Net additions of premises and equipment.....................         (372)         (1,259)          (2,606)         (4,611)
  Other items.................................................          200            (475)             200          (2,006)
                                                               ------------      ----------        ---------       ---------
       Net cash provided by investing activities..............      383,202         126,590          355,290         271,154
                                                               ------------      ----------        ---------       ---------

                         (Continued on following page)

         FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

                                                                         QUARTER ENDED                 NINE MONTHS ENDED
                                                                         SEPTEMBER 30,                    SEPTEMBER 30,
                                                                --------------------------------     ---------------------------
                                                                     1994               1993            1994            1993
                                                                -------------       ------------     ------------    -----------
                                                                                            (UNAUDITED)
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Decrease) increase in deposits.............................   $    (7,293)        $    76,206      $  (75,231)     $  (55,907)
  Deposits sold in branch sale................................      (340,019)                 --        (340,019)             --
  Proceeds from FHLB Advances.................................       255,000              40,000         405,000         200,000
  Repayments of FHLB Advances.................................      (335,000)            (75,000)       (388,700)       (425,000)
  Increase (decrease) in short-term borrowings................        38,900             (52,700)         92,170         309,301
  Net proceeds from issuance of common stock..................       108,000                  --         108,000              --
  Repayments of long-term borrowings..........................       (60,000)            (62,000)        (60,000)       (162,000)
  Capital contribution from shareholder.......................            --                  --              --          18,000
                                                                 -----------         -----------      ----------      ----------
    Net cash used in financing activities.....................      (340,412)            (73,494)       (558,780)       (215,606)
                                                                 -----------         -----------      ----------      ----------
      Net (decrease) increase in cash and cash equivalents....       (19,961)             56,098         (72,073)         54,293
    Cash and cash equivalents the beginning of the period.....        90,741             108,250         142,853         110,055
                                                                 -----------         -----------      ----------      ----------
 CASH AND CASH EQUIVALENTS AT END OF PERIOD...................   $    70,780         $   164,348      $   70,780      $  164,348
                                                                 ===========         ===========      ==========      ==========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid (received) during the period for:
    Interest expense..........................................   $    36,346         $    39,545      $  116,400      $  133,359
    Income taxes..............................................            --               1,124         (40,949)          1,124
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
  Additions to real estate acquired through foreclosure.......   $    14,080         $    17,809      $   95,277      $  140,842
  Loans originated to finance sale of real estate acquired
    through foreclosure.......................................        17,024               4,926          25,721          11,243
  Investment securities transferred from available for sale
    to held to maturity.......................................        25,000                  --          25,000              --
  Transfers from loan and investment portfolio to
    held-for-sale:
      Loans receivable........................................        64,123                  --          80,636           4,314
      Investment securities...................................            --                  --              --          37,486
      Mortgage-backed securities..............................            --                  --              --         224,688
Mortgage loans exchanged for MBS..............................        44,453                  --          44,453              --
Issuance of stock to bondholders..............................         1,000                  --           1,000              --

                 See notes to consolidated financial statements.

         FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Basis of Presentation

     On August 4, 1994, Fidelity Federal Bank, A Federal Savings Bank, ("Fidelity"), and its former sole stockholder, Citadel Holding Corporation (''Citadel''), completed major aspects of a plan of restructuring and recapitalization (the ''Restructuring and Recapitalization''), pursuant to which Fidelity raised approximately $109 million in net new equity and Citadel's ownership interest in Fidelity was reduced to 16.2% of the outstanding common stock. Citadel's ownership interest was reclassified into 4,202,243 shares of Class B Common Stock, which class has limited voting rights. All share and per share amounts have been restated to retroactively reflect the reclassification.

     Unless the context otherwise requires, Fidelity and its subsidiaries are referred to in this Quarterly Report on Form 10-Q (the "Form 10-Q") on a consolidated basis as the "Bank." All references to the "Bank" with respect to the period after August 4, 1994 include Gateway Investment Services, Inc. ("Gateway"), which was a wholly-owned subsidiary of Citadel during a portion of the periods covered hereby and on August 3, 1994 became a wholly-owned subsidiary of Fidelity. For more detailed information regarding the Restructuring and Recapitalization and the various transactions incidental thereto, see Item 2--''Management's Discussion and Analysis of Financial Condition and Results of Operations--Restructuring and Recapitalization."

     In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of various normal accruals) necessary to present fairly its financial position, its results of operations and its cash flows. Certain reclassifications have been made to prior years' consolidated financial statements and other financial information to conform to the 1994 presentation. The results of operations for the quarter or the nine-month period ended September 30, 1994 are not necessarily indicative of the results of operations to be expected for the entire year of 1994.

     The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and include all information and footnotes required for interim financial statement presentation. The financial information provided herein, including the information under the heading Item 2--''Management's Discussion and Analysis of Financial Condition and Results of Operations'' (''MD&A''), is written with the presumption that the users of the interim financial statements have read, or have access to, the Bank's Offering Circular on Form OC dated July 12, 1994, as supplemented by the Supplement to Offering Circular dated August 1, 1994 (as so supplemented, the "Offering Circular"), which contains the latest available audited financial statements, as of December 31, 1993 and notes thereto, together with the MD&A as of such date.

Supplementary Loss per Share Data

     Net loss per share would have been $0.32 and $0.55 for the quarters ended September 30, 1994 and 1993, respectively, and $4.37 and $1.11 for the nine months ended September 30, 1994 and 1993, respectively, assuming (a) 21,767,617 shares of Class A and Class C common stock were issued at the beginning of each respective period and (b) Citadel's previously existing share of common stock was reclassified into 4,202,243 shares of Class B Common Stock at the beginning of each respective period.

         FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                               SEPTEMBER 30, 1994

2. INVESTMENT SECURITIES AND MORTGAGE-BACKED SECURITIES

  The following table summarizes the Bank's securities at September 30, 1994:

                                                               AMORTIZED       UNREALIZED   UNREALIZED       AGGREGATE
                                                                  COST           GAINS        LOSSES         FAIR VALUE
                                                               ---------        ------      ----------       -----------
                                                                                 (DOLLARS IN THOUSANDS)
Available for Sale:
 U.S. Treasury and agency securities......................     $ 72,872         $   --      $  (3,299)       $  69,573
 Mortgage-backed securities ("MBS").......................       41,976             --           (865)          41,111
                                                               --------         ------      ---------        ---------
                                                                114,848             --         (4,164)         110,684
Held to Maturity:
 U.S. agency securities..................................        25,000             --             --           25,000
                                                               --------         ------      ---------        ---------
                                                               $139,848         $   --         (4,164)       $ 135,684
                                                               ========         ======      =========        =========
Available for Sale:
 Net unrealized losses, investment securities............                                                    $  (4,164)
 Net unrealized gains, hedging activities................                                                          808
 Deferred income tax benefit.............................                                                          471
                                                                                                             ---------
  Net unrealized losses reported in stockholders' equity                                                        (2,885)
                                                                                                             =========

     As a part of its asset/liability management activities, during the quarter ended September 30, 1994, the Bank purchased and sold $20.0 million of available for sale U.S. Treasury securities and recognized a loss on sale of $15,000. To reduce the effects of declines in the value of its available for sale investment securities portfolio, the Bank manages a hedging program related to such securities. Unrealized gains from such hedging activities associated with a portion of the portfolio totaled $0.3 million before income taxes for the quarter ending September 30, 1994 and $0.8 million for the nine months ended September 30, 1994.

     There were no investments in securities held for trading outstanding at September 30, 1994. During the quarter ended September 30, 1994, the Bank transferred $25.0 million of U.S. agency securities from the available for sale portfolio to the held to maturity portfolio.


     The following table presents the Bank's securities at September 30, 1994 by contractual maturity. Actual maturities on MBS may differ from contractual maturities due to prepayments.

                                                                                           MATURITY
                                                               --------------------------------------------------------------
                                                                 WITHIN     OVER 1 YEAR  OVER 5 YEARS  OVER 10
                                                                 1 YEAR     TO 5 YEARS   TO 10 YEARS    YEARS      TOTAL
                                                               ---------    -----------  -----------  --------  -------------
                                                                                   (DOLLARS IN THOUSANDS)
U.S. Treasury and agency securities:
   Available for sale.....................................     $  6,548     $  62,715    $  310      $    --     $  69,573
   Held to maturity.......................................           --        25,000        --           --        25,000
MBS available for sale....................................           --         5,333        --       35,778        41,111
                                                               --------     ---------    ------      -------      --------
                                                               $  6,548     $ 93,048     $  310      $35,778      $135,684
                                                               ========     =========    ======      =======      ========